UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2009

Sun Microsystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15086	94-2805249
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

4150 Network Circle Santa Clara, California	95054-1778
(Address of Principal Executive Offices)	(Zip Code)

(650) 960-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities

Effective October 20, 2009, the Board of Directors of Sun Microsystems, Inc. (the “Company”), in light of the delay in the closing of the acquisition of the Company, approved a plan to better align the Company’s resources with its strategic business objectives, including reducing its workforce across the North America, EMEA, APAC and Emerging Markets regions by up to 3,000 employees over the next 12 months (the “Restructuring Plan”). The Company expects to incur total charges ranging from $75 million to $125 million over the next several quarters in connection with the Restructuring Plan, the majority of which relates to cash severance costs and is expected to be incurred in the second and third quarters of the fiscal year ending June 30, 2010.

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the expected charges and costs, and the timing of such charges and costs, related to the Restructuring Plan. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, Sun’s ability to implement the workforce reductions in various geographies; possible changes in the size and components of the expected costs and charges; and general economic conditions. More information about potential factors that could affect Sun’s business and financial results is included in the “Risk Factors” set forth in the periodic reports Sun files with the Securities and Exchange Commission from time to time, including Sun’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009. Actual results could differ materially from those set forth in the forward-looking statements as a result of such risk factors, as well as other risks and uncertainties. Sun assumes no obligation to, and does not currently intend to, update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2009

SUN MICROSYSTEMS, INC.

By:	/s/ Brian Sutphin
Brian Sutphin Executive Vice President, Corporate Development & Alliances